For Immediate Release
October 29, 2009

AJS BANCORP, INC. ANNOUNCES THIRD
 QUARTER EARNINGS AND DECLARATION OF QUARTERLY CASH DIVIDEND

AJS Bancorp, Inc. (OTCBB; AJSB.OB), the holding company for A.J. Smith Federal Savings Bank, Midlothian, Illinois today reported consolidated net income of $117,000 for the quarter ended September 30, 2009 as compared to $173,000 for the same quarter in 2008.  Basic and diluted earnings per share were $0.06 for the quarter ended September 30, 2009 and $0.09 for the quarter ended September 30, 2008.  The decrease in net income resulted primarily from an increase in the provision for loan losses and an increase in non-interest expense, partially offset by increases in net interest income and non-interest income.  Net income for the nine months ended September 30, 2009 was $680,000 compared to net income of $453,000 for the nine months ended September 30, 2008.  Basic and diluted earnings were $0.34 per share for the nine months ended September 30, 2009 compared to basic and diluted earnings of $0.22 per share for the nine months ended September 30, 2008.

The Company’s Board of Directors announced today that it has declared a quarterly cash dividend of $0.11 cents per share. The dividend is payable on November 27, 2009 to stockholders of record on November 13, 2009.  AJS Bancorp, MHC (the “MHC”) intends to waive 100% of the quarterly dividend due on its 1,227,554 shares.  At September 30, 2009, the Company held cash totaling $7.9 million.  At September 30, 2009 the Bank’s tier 1 capital ratio as well as its tangible capital ratio was 10.8%, and its risk-based capital ratio was 23.2%.

FINANCIAL CONDITION – AT SEPTEMBER 30, 2009 AND AT DECEMBER 31, 2008

Total assets at September 30, 2009 were $237.3 million, a decrease of $6.6 million or 2.7% from $244.0 million at December 31, 2008.  The decrease in total assets reflects decreases in certificates of deposit at other financial institutions, securities and other assets, partially offset by an increase in loans and other real estate owned.  Certificates of deposit decreased $4.0 million or 58.8% to $2.8 million at September 30, 2009 compared to $6.8 million at December 31, 2008, due to certificates maturing.  Securities decreased $9.5 million or 10.6% to $80.3 million at September 30, 2009 from $89.9 million at December 31, 2008, primarily due to securities sales, calls, principal repayments, and maturities within the portfolio.  Net loans receivable increased $4.5 million or 3.5% to $130.9 million at September 30, 2009 from $126.4 million at December 31, 2008.  The increase in loans was due to an increase in the origination of single family fixed-rate mortgage loans.  Other real estate owned increased to $3.2 million at September 30, 2009, as the Company took possession of several commercial real estate properties.  The Company had no real estate owned at December 31, 2008.  Other assets decreased $1.4 million or 37.5% to $2.2 million at September 30, 2009 from $3.6 million at December 31, 2008.  The decrease was primarily the result of decreases in the Company’s accrued federal and state income taxes as the December 31, 2008 accrued taxes reflected a benefit due that was received during the third quarter of 2009.   Total liabilities comprised almost entirely of deposits and borrowings decreased $7.5 million or 3.5% to $209.4 million at September 30, 2009 from $216.9 million at December 31, 2008.  Total deposits decreased $1.1 million to $179.2 million at September 30, 2009 from $180.3 million at December 31, 2008.  FHLB borrowings decreased $7.9 million or 26.1% to $22.3 million at September 30, 2009 from $30.2 million at December 31, 2008.

The Company had non-performing assets of $8.7 million at September 30, 2009 and $3.7 million at December 31, 2008.  The allowance for loan losses was $1.8 million at September 30, 2009 and $2.7 million at December 31, 2008.  This represents a ratio of allowance for loan losses to gross loans receivable of 1.39% and 2.12%, respectively at September 30, 2009 and at December 31, 2008.  The allowance for loan losses to non-performing loans was 33.46% as of September 30, 2009 compared to 73.18% as of December 31, 2008.  The increase in non-performing assets primarily reflects an increase in the number of non-performing commercial real estate loans and other real estate owned the Company holds at September 30, 2009 compared to December 31, 2008.  The Company had six commercial and eight single-family non-performing loan relationships as of September 30, 2009 compared to two commercial and six single-family non-performing loan relationships as of December 31, 2008.  The Company has nine other real estate owned properties as of September 30, 2009 and had no other real estate owned at December 31, 2008.  The OREO properties primarily consist of retail office space.  Additionally, the Company has one commercial real estate loan relationship that is considered impaired at September 30, 2009, but is not more than 90 days delinquent as of September 30, 2009.

Total stockholders’ equity increased $874,000 to $28.0 million at September 30, 2009 from $27.1 million at December 31, 2008.  The increase reflects net income of $680,000 for the nine months ended September 30, 2009 and a $461,000 decrease in the ESOP put option liability, partially offset by dividends paid of $263,000 during the nine months ended September 30, 2009.  The increases to stockholders’ equity were partially offset by common stock repurchases totaling $29,000 for the repurchase of 2,351 shares during the nine months ended September 30, 2009.

INCOME INFORMATION –THREE MONTH PERIODS ENDED SEPTEMBER 30, 2009 AND 2008:

Net interest income was $1.6 million for the quarter ended September 30, 2009 compared to $1.5 million for the same quarter in 2008.  Average interest earning assets were $218.3 million and $233.7 million during the comparative 2009 and 2008 quarters while the average yield was 4.68% and 5.04%, respectively.  The lower average yield in 2009 reflects lower short-term interest rates as interest-sensitive assets repriced downward as the economy reacted to the Federal Reserve reduction of the federal funds target rate.

Average interest-bearing liabilities decreased to $201.9 million for the quarter ended September 30, 2009 compared to $213.4 million for the comparable 2008 quarter, while the average cost of interest-bearing liabilities decreased to 1.91% from 2.63% for the comparable periods.  The decrease in our average cost of interest bearing liabilities reflects the lower market rates for deposits and borrowings since the Federal Reserve started lowering short-term interest rates.  Our net interest rate spread increased 36 basis points to 2.77% from 2.41% while our net interest margin increased 28 basis points to 2.91% from 2.63%.  The ratio of average interest-earning assets to average interest-bearing liabilities decreased to 108.12% for the three months ended September 30, 2009 from 109.5% for the same period in 2008.

The Company recorded a $246,000 provision for loan losses for the three months ended September 30, 2009 compared to a $53,000 provision for loan losses for the three months ended September 30, 2008.  The provision was necessary to offset charge-offs that reduced the allowance for loan losses below the amount of losses management feels are  inherent in our loan portfolio at this time.  The Company recorded $771,000 in net charge-offs during the quarter ended September 30, 2009.  We will continue to monitor the loan portfolio and should market conditions deteriorate further, management may need to make additional provisions for future loan losses.

Non-interest income increased $35,000, or 16.2% to $251,000 for the quarter ended September 30, 2009 from $216,000 for the comparable quarter in 2008.  The increase in non-interest income is primarily due to gains recorded on the sale of securities during the quarter ended September 30, 2009, partially offset by an other than temporary impairment charge on stock held in another financial institution.  The Company sold available for sale securities to respond to shifting liquidity needs during the quarter. The Company recorded a $126,000 other than temporary impairment charge on stock held in another financial institution (“banker’s bank”).  Due to negative financial performance of banker’s bank, the banker’s bank plans to raise additional capital at a much lower price than the Company’s current investment carrying value, and the Company’s inability to project a recovery in the value of the investment equal to the Company’s investment, the Company recognized other than temporary impairment in the amount of $126,000 during the third quarter.  Following the impairment charge, at September 30, 2009 the Company has a $42,000 asset reflecting the estimated remaining fair value of stock.

Non-interest expense decreased $9,000 to $1.5 million for the quarter ended September 30, 2009.  The decrease in non-interest expense is primarily due to decreases in salaries and employee benefit costs and data processing costs, partially offset by increases in federal deposit insurance premiums, occupancy expenses, and other non-interest expense items.  Salaries and employee benefits decreased $124,000 or 15.5% to $678,000 for the three months ended September 30, 2009 compared to $802,000 for the same period in 2008.  The decrease was primarily due to the attrition of two officer positions in 2009, reductions in the bonus accrual and profit sharing contributions offset by increases in loan originators commissions and group insurance costs.  Data processing costs decreased $10,000 or 11.2% to $79,000 for the quarter ended September 30, 2009 compared to

$89,000 for the same period in 2008.  The decrease in data processing costs was primarily due to the re-negotiation of the Company’s data services contract.  Occupancy costs increased $35,000 or 16.7% to $245,000 for the three months ended September 30, 2009 compared to $210,000 for the same period in 2008.  The increase reflects increases in office building repair and maintenance costs as well as increases in real estate taxes for the comparable quarters.  Federal deposit insurance premiums increased $62,000 to $72,000 for the quarter ended September 30, 2009 compared to $10,000 for the same period in 2008.  The increase was primarily due to an increase in premium rate on insured institutions at September 30, 2009.  On September 29, 2009, the Board of Directors of the Federal Deposit Insurance Corporation adopted a Notice of Proposed Rulemaking that would require insured institutions to prepay their estimated quarterly risk-based assessments for the fourth quarter of 2009 and for all of 2010, 2011 and 2012.  The FDIC Board also voted to adopt a uniform three-basis point increase in assessment rates effective on January 1, 2011.  The premiums will be amortized through earnings corresponding with the period of coverage.  The prepayment will allow for the FDIC to boost its insurance reserves.  Other non-interest expense items increased $35,000 or 12.2% to $323,000 for the quarter ended September 30, 2009 compared to $288,000 for the same period last year.  The increase in non-interest expense for the comparable quarters was primarily due to a $42,000 increase in real estate tax and assessments on OREO.  The Company had no OREO during the quarter ended September 30, 2008

Our federal and state taxes decreased $43,000 or 66.2% to $22,000 for the quarter ended September 30, 2009 from $65,000 during the same period of 2008.  This is primarily due to lower pre-tax income during the three months ended September 30, 2009 compared to the same period in 2008.

INCOME INFORMATION – NINE MONTH PERIODS ENDED SEPTEMBER 30, 2009 AND 2008:

Net interest income increased by $39,000 or 0.9% to $4.6 million for the nine month period ended September 30, 2009.  Average interest earning assets were $221.7 million and $235.8 million during the comparative 2009 and 2008 periods while the average yield was 4.75% and 5.20%, respectively.  The lower average yield in 2009 reflects lower short-term interest rates.  Average interest-bearing liabilities decreased to $204.6 million for the nine months ended September 30, 2009 compared to $214.4 million for the comparable 2008 period, while the average cost of interest-bearing liabilities decreased to 2.13% from 2.86% for the comparable periods.  The decrease in our average cost of interest bearing liabilities reflects the lower market rates for deposits and borrowings since the Federal Reserve started lowering short-term interest rates.  Our net interest rate spread increased 28 basis points to 2.62% from 2.34% while our net interest margin increased 19 basis points to 2.79% from 2.60%.  The ratio of average interest-earning assets to average interest-bearing liabilities decreased to 108.39% for the nine months ended September 30, 2009 from 109.98% for the same period in 2008.

There was a $246,000 provision for loan losses for the nine months ended September 30, 2009 and a $13,000 provision for loan losses for the nine months ended September 30, 2008.  Any loan loss provisions are made to maintain the allowance to reflect management’s estimate of losses inherent in our loan portfolio.  We will continue to monitor the loan portfolio and should market conditions deteriorate further, management may need to make additional provisions for loan losses in the future.

Non-interest income increased $595,000 to $1.0 million for the nine months ended September 30, 2009 from $402,000 for the comparable period in 2008.  The increase in non-interest income is primarily the result of an increase in the gain on security sales and an increase in other non-interest income, partially offset by an other than temporary impairment on stock held at another financial institution.  Gain on security sales increased $657,000 for the comparable nine month periods.  The increase in the gain on security sales was the result of increased sales of available for sale securities during the nine months ended September 30, 2009 compared to the sales recorded during the nine months ended September 30, 2008, and the loss on the sale of the Company’s mutual fund investment recorded in April 2008.  The Company recorded $482,000 in gains on the sale of securities during the nine months ended September 30, 2009 and a $175,000 net loss primarily due to the sale of a mutual fund during the nine months ended September 30, 2008.  Other non-interest income increased $61,000 or 23.8% to $317,000 for the nine months ended September 30, 2009 compared to $256,000 for the nine months ended September 30, 2008.  The increase in other non-interest income was primarily due to an increase in correspondent fee income for the comparable periods.  Correspondent fee income increased $63,000 for the nine months ended September 30, 2009 compared to the same period during 2008, reflecting the underwriting and placement of FHA loans.  The Company does not hold in its portfolio FHA loans.  The Company did not underwrite FHA loans during 2008.  As previously discussed, the Company recognized an other-than-temporary-impairment charge of $126,000 on stock held in another financial institution during the quarter ended September 2009.

Non-interest expense increased $73,000 or 1.7% to $4.4 million for the nine month period ended September 30, 2009 from $4.3 million for the comparable period in 2008.  The increase in non-interest expense is primarily due to increases in federal deposit insurance premiums and other non-interest expense items, partially offset by decreases in salaries and employee benefits and advertising and promotion costs.  Salaries and employee benefits decreased $237,000 or 10.0% to $2.1 million for the nine months ended September 30, 2009 compared to $2.4 million for the same period in 2008.  The decrease was primarily due to a reduction in the cost of the recognition and retention and stock option plans as well as the attrition of two officer positions for the comparable periods.  The RRP plan was fully vested on May 21, 2008 and therefore, the cost associated with the RRP was lower during the nine months ended September 30, 2009 than the comparable period.  Advertising and promotion costs decreased $36,000 or 18.4% to $160,000 for the quarter ended September 30, 2009 compared to $196,000 for the same period in 2008.  The reduction was due to a budgeted reduction in advertising costs that were incurred during the nine months ended September 30, 2009.  Federal deposit insurance premiums increased $275,000 to $301,000 for the nine months ended September 30, 2009 compared to $26,000 for the same period in 2009.  The increase was primarily due to a special assessment imposed upon every insured financial institution at June 30, 2009 to replenish the FDIC fund.  Please see the quarterly information above for more information on proposed FDIC assessments.  Other non-interest expense items increased $92,000 or 11.1% to $919,000 for the nine months ended September 30, 2009 compared to $827,000 for the nine months ended September 30, 2008.  The increase in non-interest expense was primarily due to a $48,000 increase in audit and accounting expense related to Sarbanes-Oxley 404 compliance and a $41,000 increase in real estate tax and assessments on OREO.  The Company had no OREO during the nine months ended September 30, 2008.

Our federal and state tax provision increased $101,000 to $290,000 for the nine months ended September 30, 2009 from $189,000 in the same period of 2008.  This is primarily the result of higher pre-tax income that occurred during the nine months ended September 30, 2009.  Federal and state income tax expense as a percentage of income was 29.9% for the nine months ended September 30, 2009 compared to 29.4% for the same period in 2008.

Other financial information is included in the tables that follow.

This press release contains certain “forward-looking statements” which may be identified by the use of such words as “believe”, “expect”, “intend”, “anticipate”,  “should”, “planned”, “estimated” and “potential”.  Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature.  These factors include, but are not limited to, general and local economic condition, changes in interest rates, deposit flows, demand for mortgage and other loans, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

Contact:	Lyn G. Rupich
President
708-687-7400

AJS BANCORP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
Dollars in thousands
For the Three months ended 9/30/09

	For the Three	For the Three
	Months ended	Months ended
	9/30/2009	9/30/2008
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees	$1,740	$1,885
Securities	774	962
Interest earning deposits & other	39	95
Federal Funds Sold	0	1
TOTAL INTEREST INCOME	2,553	2,943

INTEREST EXPENSE
Deposits	745	1,074
Federal Home Loan Bank & Other	219	330
Total Interest Expense	964	1,404
NET INTEREST INCOME	1,589	1,539
Provision for loan losses	246	53
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	1,343	1,486

NON-INTEREST INCOME
Service charges on deposit accounts	101	106
Gain on security sales	173	17
Other than temporary impairment on investment	(126)	0
Other	103	93
TOTAL NON-INTEREST INCOME	251	216

NON-INTEREST EXPENSE
Salaries and employee benefits	678	802
Occupancy	245	210
Advertising & promotion	58	65
Data processing	79	89
Federal deposit insurance	72	10
Other	323	288
TOTAL NON-INTEREST EXPENSE	1,455	1,464

INCOME BEFORE INCOME TAXES	139	238
Income Tax Expense	22	65
NET INCOME	$117	$173

Earnings per share, basic	$0.06	$0.09
Earnings per share, diluted	$0.06	$0.09

AJS BANCORP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
Dollars in thousands (except per share data)
(Unaudited)
	30-Sep-09	31-Dec-08
ASSETS

Cash and due from financial Institutions	$7,935	$7,335
Federal funds sold	0	58
TOTAL CASH AND CASH EQUIVALENTS	7,935	7,393

Certificates of Deposit	2,799	6,797
Securities	80,339	89,875
Loans receivable net of allowance for loan loss
of $1,848 at September 30, 2009, and $2,734
at December 31, 2008.	130,875	126,395
Federal Home Loan Bank Stock	2,450	2,450
Premises and equipment	4,181	4,262
Bank owned life insurance	3,313	3,202
Other real estate owned	3,208	0
Accrued interest receivable & other assets	2,246	3,596
TOTAL ASSETS	$237,346	$243,970

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	179,169	180,291
Federal Home Loan Bank advances	22,300	30,175
Advance payments by borrowers for taxes
and insurance	2,293	1,502
Accrued expenses and other liabilities	5,613	4,905

TOTAL LIABILITIES	209,375	216,873
TOTAL EQUITY	27,971	27,097
TOTAL LIABILITIES AND SHAREHOLDERS'
EQUITY	$237,346	$243,970

	30-Sep-09	30-Sep-08
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees	$5,204	$6,024
Securities	2,559	2,734
Interest earning deposits & other	135	379
Federal funds sold	1	53
TOTAL INTEREST INCOME	7,899	9,190

INTEREST EXPENSE
Deposits	2,477	3,612
Federal Home Loan Bank & Other	785	980
Total Interest Expense	3,262	4,592
NET INTEREST INCOME	4,637	4,598
Provision for loan losses	246	13
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	4,391	4,585

NON-INTEREST INCOME
Service charges on accounts	324	321
Gain (loss) on security sales	482	(175)
Other than temporary impairment on investment	(126)	0
Other	317	256
TOTAL NON-INTEREST INCOME	997	402

NON-INTEREST EXPENSE
Salaries and employee benefits	2,140	2,377
Occupancy	643	641
Advertising & promotion	160	196
Data processing	255	278
Federal deposit insurance	301	26
Other	919	827
TOTAL NON-INTEREST EXPENSE	4,418	4,345

INCOME BEFORE INCOME TAXES	970	642
Income tax expense	290	189
NET INCOME	$680	$453

Earnings per share, basic	$0.34	$0.22
Earnings per share, diluted	$0.34	$0.22

AJS Bancorp, Inc.
Financial Highlights
(unaudited)	September 30, 2009	December 31, 2008
	(Dollars in thousands, except per share data)
Selected Financial Highlights:
Total assets	$237,346	$243,970
Loans receivable, net	130,875	126,395
Securities	80,339	89,875
Deposits	179,169	180,291
Federal Home Loan Bank advances	22,300	30,175
Stockholders' equity	27,971	27,097

Book value per share (1)	13.82	13.38

Number of shares outstanding (2)	2,023,282	2,025,633

	Three months ended	Three months ended
	September 30, 2009	September 30, 2008
	(In thousands except per share information)

Selected Operations Data:
Total interest income	$2,553	$2,943
Total interest expense	964	1,404
Net interest income	1,589	1,539
Provision for loan losses	246	53
Net interest income after provision
for loan losses	1,343	1,486
Noninterest income	251	216
Noninterest expense	1,455	1,464
Income before taxes	139	238
Income tax provision	22	65
Net income	117	173

Basic earnings per share	$0.06	$0.09
Diluted earnings per share	$0.06	$0.09

	Three months ended	Three months ended
	September 30, 2009	September 30, 2008

Selected Operating Ratios:
Return on average assets	0.20%	0.28%
Return on average equity	1.69%	2.46%
Interest rate spread during the period	2.77%	2.41%
Net interest margin	2.91%	2.63%
Average interest-earning assets to average interest-
bearing liabilities	108.12%	109.50%
Efficiency ratio (3)	79.08%	83.42%

	Nine months ended	Nine months ended
	September 30, 2009	September 30, 2008
	(In thousands except per share information)

Selected Operations Data:
Total interest income	$7,899	$9,190
Total interest expense	3,262	4,592
Net interest income	4,637	4,598
Provision for loan losses	246	13
Net interest income after provision
for loan losses	4,391	4,585
Noninterest income	997	402
Noninterest expense	4,418	4,345
Income before taxes	970	642
Income tax provision	290	189
Net income	680	453

Earnings per share, basic	$0.34	$0.22
Earnings per share, diluted	$0.34	$0.22

	Nine months ended	Nine months ended
	September 30, 2009	September 30, 2008

Selected Operating Ratios:
Return on average assets	0.38%	0.24%
Return on average equity	3.30%	2.12%
Interest rate spread during the period	2.62%	2.34%
Net interest margin	2.79%	2.60%
Average interest-earning assets to average interest-
bearing liabilities	108.39%	109.98%
Efficiency ratio (3)	78.42%	90.90%

	As of	As of
	September 30, 2009	December 31, 2008
Asset Quality Ratios:
Non-performing assets to total assets	3.68%	1.53%
Allowance for loan losses to non-performing loans	33.46%	73.18%
Allowance for loan losses to loans receivable, gross	1.39%	2.12%

(1) Shareholders' equity divided by number of shares outstanding.
(2) Total shares issued, less unearned ESOP shares, and treasury shares.
(3) Non-interest expense divided by the sum of net interest income and non-interest income.